CONSENT OF ROSCOE POSTLE ASSOCIATES INC.

The undersigned hereby consents to:

(i)	the filing of the written disclosure (the “Technical Disclosure”) regarding:

(a)	the technical report entitled “Technical Report on the Arizona Strip Uranium Project, Arizona, U.S.A.” dated June 27, 2012;

(b)	the technical report entitled “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.” dated June 27, 2012;

(c)	the technical report entitled “Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.” dated June 27, 2012; and

(d)	the technical report entitled “Technical Report on the Roca Honda Project, McKinley County, New Mexico, U.S.A.” dated February 27, 2015;

contained in the Annual Information Form for the period ended December 31, 2014 (the “AIF”) of Energy Fuels Inc. (the “Company”) filed as an exhibit to the Company’s Form 40-F Annual Report for the period ended December 31, 2014, and any amendments thereto (the “40-F”), filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosure in the 40-F and the AIF into the Company’s Form S-8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”);

(iii)

the incorporation by reference of such Technical Disclosure in the AIF into the Company’s Management Information Circular (the “MIC”) which was included as an exhibit to the Company’s Form 6-K (the “6-K”) filed with the SEC on May 26, 2015 into the S-8; and

(iv)	the use of our name in the AIF, the 40-F, the 6-K, the MIC and the S-8.

ROSCOE POSTLE ASSOCIATES INC.

/s/ Deborah A. McCombe
Name: Deborah A. McCombe, P.Geo.
Title: President & CEO

Date: June 23, 2015